                                  AMENDMENT TO
                          CONSULTING SERVICES AGREEMENT

THIS  CONSULTING  SERVICES  AGREEMENT is made as of the 2nd day of January. 2003

BETWEEN:

     SUNGOLD  ENTERTAINMENT CORP., a company duly incorporated under the laws of
     ----------------------------
     the Province of British Columbia, and having its registered and records office at Suite 500 - 666 Burrard Street, Vancouver, B.C., V6C 3P6,

     (hereinafter  called  the  "Company")

                                                               OF THE FIRST PART
AND

     KIM NOBLE HART,  having an address at #2604, 699 Cardero Street,
     --------------
     Vancouver, BC  V6G 3H7

     (hereinafter  called  the  "Consultant"),

                                                              OF THE SECOND PART

WHEREAS:

The Consultant and the Company entered into a Consulting Agreement made as of May 1, 1998 (the "Agreement");

The Company is a reporting company whose shares trade on the OTC Bulletin Board in the U.S. and is engaged, inter alia, in the business of developing entertainment and e-commerce business in Canada, USA and internationally; (the "Business"); the Consultant has experience in the Business; the Company desires to secure the hereinafter described Services of the Consultant; and, the Consultant has agreed to provide its Services to the Company in accordance with the terms and conditions herein set forth;

NOW THEREFORE, THIS AGREEMENT WITNESSETH that in consideration of the respective covenants and agreements hereinafter contained and the sum of One Dollar now paid by the Company to the Consultant (the receipt and sufficiency of which is hereby acknowledged by the Consultant), the parties hereto agree as follows:

1.     Contract  for  Services.  The  Company  hereby  engages the Consultant to
       -----------------------
provide the consulting services specified in Schedule "A" hereto together with such other consulting services as the Company requests from time to time (the "Services") and the Consultant hereby accepts such engagement and agrees to perform the Services on the following terms and conditions.

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                                      -2-

2.     Responsibilities of Company.   The Company will:
       ---------------------------

     (a) Make available to the Consultant, information or data pertinent to the Services to be provided by the Consultant in connection with the Company's Business;

     (b) Consider all memoranda, reports and other documents prepared by the Consultant relating to the Services, and whenever prompt action is necessary, inform the Consultant of the Company's decisions in a reasonable time;

     (c)  Pay  in  full  when  due,  all  amounts  payable  to  the  Consultant;

     (d) Arrange and make provision for the Consultant's access to records and other information, and to physical premises, as may be reasonably necessary, to enable the Consultant to perform the Services; and

     (e) Make such management personnel of the Company available to the Consultant as may reasonably necessary, be required for the Consultant to perform its consulting Services; and

     (f) During the period of his engagement with the Company, the Consultant shall be entitled each year to twenty-five (25) days paid vacation by the Company.

3.     Term.  Subject  to the provisions hereof the term of this Agreement shall
       ----
be  thirty-six  (36)  months  commencing  January  2,  2003  to January 1, 2006.

4.     Character and Extent of Services to be Provided.  It is the mutual intent
       -----------------------------------------------
of the parties that the Consultant shall act strictly in a professional consulting capacity as an independent contractor for all purposes and in all situations and shall not be considered an employee of the Company.

5.     Source Deductions.  The Company shall have no obligation to and shall not
       -----------------
make any source deductions with respect to the Consultant. The Consultant shall make all source deductions, if any, required to be made in respect of the Consultant in respect of income tax, Canada Pension Plan, Unemployment Insurance, Workers Compensation and all other required remittances and deductions, and remit same as and when required and shall indemnify and hold harmless the Company and each of its officers, directors and employees from any liability in respect thereof.

6.     Reporting.  The  Consultant shall report to the Board of Directors of the
       ---------
Company.

7.     Time and Place of Consulting Services.  The Consultant will attend at the
       -------------------------------------
premises of the Company or such other place as the Company may reasonably require.

8.     Working Facilities.  The Consultant shall supply facilities and materials
       ------------------
as necessary for the performance of its services; however, the Consultant shall, as reasonably required by the Company, attend the facilities of the Company to facilitate access to the files and databases of


                                                                       DRH / KH

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                                      -3-

the Company. The Consultant shall have reasonable access to the customers, advisors, employees, information and facilities of the Company as required in the performance of the Services described herein.

9.     Compensation and Expenses.    The  Company  shall  pay and the Consultant
       -------------------------
agrees to accept as compensation for the Services to be rendered hereunder a fee of, $8,000.00 USD per month together with GST thereon. The Consultant shall be reimbursed by the Company for invoiced expenses.

10.     Consultant's Qualifications.   The  Consultant  represents  and warrants
        ----------------------------
that the Consultant is qualified to provide the Services contemplated hereby and that the Consultant has the necessary qualifications and expertise to perform and provide the Services required hereunder in a professional manner, in compliance with the highest ethical standards and all applicable laws and regulations. The Consultant covenants and agrees to provide the Services in a diligent, careful, skilful and efficient manner in keeping with the commercial standards of the Consultant's industry.

11.     Termination for Cause.   Notwithstanding  anything herein contained the
        ---------------------
Company may terminate this Agreement without prior notice for just cause which shall include but not be limited to:

     (a) failure by the Consultant to comply with any of the provisions hereunder including, without limitation, failure, refusal or neglect by the Consultant to perform or provide any aspect of the Services within the time permitted for its provision or performance as determined pursuant to the terms of this Agreement and upon the Consultant being notified in writing by the Company's Representative alleging such failure and failing to remedy such failure within fifteen (15) days of receiving such notice;

     (b) the Consultant or any of his/her employees committing an act of fraud or dishonest or serious misconduct, or any act detrimental to the reputation of the Company in circumstances that would, in the reasonable opinion of the Company's Representative make the Consultant unsuitable to continue to act on behalf of the Company; or

     (c) the Consultant committing an act of bankruptcy or making a general assignment for the benefit of its creditors or otherwise taking advantage of laws relating to insolvency or creditors' rights including the appointment of a receiver over the assets of the Consultant.

12.     Duty of Loyalty - No Conflict of Interest.  The Consultant hereby agrees
        -----------------------------------------
to avoid and to cause his/her employees to avoid any circumstances or actions which might arguably place the Consultant or his/her employees or any of them in a position of divided loyalty regarding their obligations to the Company. The Consultant will not, and will obtain from each of his/her employees an agreement in writing that he or she will not, utilize for its or his/her own benefit or that of a third party any information or potential business opportunities it or they may learn of as


                                                                       DRH / KH

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                                      -4-

a result of the provision of the Services to the Company, without having first obtained the written consent of the Company.

13.     Non-Exclusive  Services.  The  parties  acknowledge  that this is not an
        -----------------------
exclusive consulting agreement and the Consultant, outside of the hours required by the Company's business and not in the Company's office, may provide services to third parties without the prior consent of the Company if such services will not create an actual or apparent conflict of interest with the activities of the Company or conflict with the obligations of the Consultant pursuant to this Agreement.

14.     Confidentiality.
        ---------------

14.1 The Services to be provided by the Consultant hereunder are sensitive in nature. The Consultant shall keep and shall cause his/her employees to keep in the strictest confidence all information regarding this Agreement and all information it may acquire in respect of the Company, as well as the nature and results of the Services the Consultant is to perform. During the course of this Agreement the Consultant may also be given access to confidential or proprietary information of the Company or another party with whom the Company may have signed a non-disclosure agreement. Without the prior written consent of the Company the Consultant shall not disclose or use any such information.

14.2 The scope of this obligation includes any Company proprietary information which is labelled or otherwise identified to the Consultant or his/her employees as confidential. It also includes any information regarding the purpose or details of the Consultant's arrangement with the Company, the strategic or other business plans of the Company, proprietary information which is furnished to the Company by another under a non-disclosure agreement, and any evaluations, discussions or transactions involving another party in which the Consultant may be involved under this Agreement and whether pertaining to the Company or otherwise (the "Confidential Information").

14.3 The Consultant will exercise due diligence to maintain in confidence any Confidential Information which is disclosed to him. As used here the term "due diligence" means the same precaution and standard of care which the Consultant would use to safeguard its own proprietary information, but in no event less than reasonable care.

14.4 The Consultant may not reproduce, distribute or disclose any Confidential Information to others or use it for any commercial purpose outside this Agreement without first obtaining the written permission of the Company. The Consultant will ensure that any employee who is given access to the Confidential Information signs an appropriate agreement in the form and content provided by the Company from time to time requiring him/her to hold that information in confidence and to use it only in the course of the Company's Business.

14.5 This section does not impose any obligation on the Consultant if the information is:

     (a)  publicly  known  at  the  time  of  disclosure;


                                                                       DRH / KH

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                                      -5-

     (b) furnished by the Company to others without restrictions on its use or disclosure;

     (c)  legally  required  to be disclosed by a regulatory or legal authority;
          or

     (d) independently developed by the Consultant without the use of Confidential Information.

15.     Title  to  Documents  and  Work  Product.  All  draft and final reports,
        ----------------------------------------
notes, memoranda, budgets, plans, projections, records, documents, data bases, lists of contacts, leads or other information which the Consultant furnishes to the Company under this Agreement will become the sole property of the Company and the Consultant shall deliver all such items to the Company's Representative at the end of the Term or earlier termination of this Agreement and before receipt of final payment hereunder and all reports and database materials will be provided both as hard copy and on disk. The Consultant may keep a copy of such materials for record keeping purposes. The Company shall own all right and title to all ideas, materials or programs excluding pre-existing specified computer programs owned by the Consultant and modified for use by the Company which the Consultant make or conceive of in connection with the provision of Services to the Company under this Agreement.

16.     Assignment  and  Sub-contracting.  The  Consultant  may  not  assign  or
        --------------------------------
sub-contract this Agreement or any portion of it to another without the express written consent of the Company since the Company is relying on the special expertise of the Consultant to properly provide the Services.


17.     Provisions which Operating Following Termination.   Notwithstanding  any
        ------------------------------------------------
termination of this Agreement for any reason whatsoever and with or without cause the provisions of sections 12, 14, and 15 any other provisions of this Agreement necessary to give effect thereto shall continue in full force and effect following any such termination.

18.     General.  The Consultant has been asked to seek independent legal advice
        -------
before signing this Agreement. This Agreement and the obligations of the parties shall be binding upon the parties and their heirs, executors, successors and permitted assigns. Save and except for the express provisions of this Agreement, any and all previous agreements, written or oral, between the parties hereto or on their behalf relating to the employment of the Consultant by the Company are hereby terminated and canceled. The Consultant may not assign this Agreement without the prior written agreement of the Company. This Agreement and the instruments and schedules referred to herein constitute the entire agreement between the parties with respect to the subject matter of the agreement and supercede all prior agreements, undertakings negotiations and discussions, whether oral or written, between the parties and there are no warranties, conditions, representations or other agreements between the parties in connection with the subject matter of this Agreement, except as specifically set forth herein. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto. British Columbia law governs this Agreement. Notices under this Agreement must be sent by personal delivery, facsimile or registered mail to the appropriate party at its address stated on the first page of this Agreement or to a new address if the other has been properly


                                                                       DRH / KH

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                                      -6-

notified of the change. Such notice shall be deemed to be delivered, if by personal delivery when delivered; if by facsimile when the transmitting machine produces a report confirming the successful transmission; and if delivered by registered mail on the third day following such mailing. The headings in this Agreement are inserted for convenience only and shall not affect the interpretation hereof. If any covenant or provision herein is determined to be void or unenforceable in whole or in part, it shall not be deemed to affect or impair the validity of any other covenant or provision and the foregoing clauses are declared to be separate and distinct covenants. The parties shall deliver to each other further documentation and shall perform such further acts as and when the same may be required to carry out and give effect to the terms and intent of this Agreement. No waiver or consent by a party of or to any breach or default by any other party shall be effective unless evidenced in writing, executed and delivered by the party so waiving or consenting and no waiver or consent effectively given as aforesaid shall operate as a waiver of or consent to any further or other breach or default in relation to the same or any other provision of this Agreement. Time is of the essence of this Agreement and of its performance.

19.     Counterparts.  This  Agreement  may  be  executed in counterparts and by
        ------------
facsimile each of which shall represent a signed original copy of this Agreement and all of which together shall constitute one and the same Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.


SUNGOLD ENTERTAINMENT CORP.
Per:

/s/ Donald R. Harris
------------------------------
DONALD R. HARRIS, Chairman


                                                  c/s
SIGNED, SEALED AND DELIVERED  )
in the presence of:           )
                              )
/s/ Anne Kennedy              )
------------------------------)
Name                          )        /s/ Kim Noble Hart
                              )        ----------------------
------------------------------)        KIM NOBLE HART
Address                       )
                              )
------------------------------)
Occupation                    )



                                                                       DRH / KH

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                                      -7-

                                  SCHEDULE "A"

                       DESCRIPTION OF CONSULTING SERVICES

1.01 The Consultant shall act and be retained by the Company to be responsible for supervision, direction, control, promotion and operation of the Company and will have the obligation, duties, authority and power to:

(a) do all acts and things as are customarily done by persons holding the position of Chief Executive Officer or performing duties similar to those performed by a Chief Executive Officer in corporations of similar size to the Company, and all acts and things as are reasonably necessary for the efficient and proper operation and development of the Company but, without limiting the generality of the foregoing, will include all matters related to the general administration of the Company which may reasonably be considered the responsibility of persons holding the position of Chief Executive Officer and President in corporations of similar size to the Company; and

(b) provide management services to the Company, such services to include but not be limited to the following:

          (i) negotiations with other persons, firms, corporations or financial institutions in connection with the arranging and securing of financing for the Company, including financings through underwritings, best efforts offerings or such other offerings as may be allowed through the facilities of the NASD or FSE and financings through limited partnership offerings or by conventional bank financing methods, the terms of such financing to be subject to the approval of the Board of Directors and in accordance with the policies of the applicable securities regulatory bodies;

          (ii) representation of the Company in all matters relating to the business of the Company;

          (iii)  supervision  of  office  administration;

          (iv)   maintenance  of  suitable  banking  relations;

          (v) supervision of financial officer to maintain proper accounting records and compilation of financial information as may be required from time to time;

          (vi) supervision of management of the Company and all of its subsidiaries concerning matters pertaining to fiscal policies, administration, shareholder and broker relations, public relations and management of the Company;

1.02     In addition, the Consultant shall provide the following services to the
Company:

     (a)  assist  in  the  location  and  researching  of business opportunities


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                                      -8-

     (b) assist in obtaining management contracts by the Company and with market and financial analysis and feasibility studies regarding business opportunities;

     (c) assist in arranging development and operating capital with respect to business opportunities;

     (d)  supervise  the  management  of  the  Company's  operations.

1.03 In conducting his duties under this agreement, the Consultant will report to the Company's directors and will act consistently with their directives and policies.

1.04 The Consultant will perform the duties set out above (collectively the "Services") and fulfill his obligations in a sound and workmanlike manner.